UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
January 14, 2008

Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Following his resignation in 2003 as chief executive officer of the registrant, Lawrence A. Wigdor entered into a consultancy arrangement with the registrant on July 14, 2003 pursuant to which he provides ongoing management services to the registrant’s titanium dioxide operations.  The registrant and Dr. Wigdor amended the consultancy arrangement on February 12, 2004.  As described in Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, the arrangement, as amended on February 12, 2004, provided that:

•	the consultancy could be terminated by either party at any time;

•	beginning August 1, 2003, Dr. Wigdor would receive a monthly payment of $84,000;

•	Dr. Wigdor would receive $461,000 on August 1, 2003;

•	Dr. Wigdor would receive a payment of $461,000 on February 1, 2004 following the registrant’s achievement of 2003 segment profit of $130 million (as the registrant defines segment profit internally);

•
beginning in 2004, Dr. Wigdor would receive discretionary annual payments that would be no less than the average bonus paid to the three executives of NL Industries, Inc., the corporation that spun the registrant off on December 8, 2003 (“NL”), and of the registrant receiving the highest paid bonuses for 2004 and 2005, respectively, excluding the chief executive officer of NL;

•
if the registrant terminated the consultancy arrangement prior to December 31, 2006 (the “Qualifying Termination Payment Date”), Dr. Wigdor would receive twelve months compensation, and medical and dental coverage through the Qualifying Termination Payment Date;

•	if the arrangement were to be terminated in 2004 or thereafter, Dr. Wigdor would receive a pro-rata portion of the annual payment for the year in which the termination occurred; and

•	Dr. Wigdor would receive various other benefits, such as an office, secretarial support, certain indemnities and health care and related welfare benefits.

On January 27, 2006, the registrant and Dr. Wigdor amended the consultancy arrangement to extend the Qualifying Termination Payment Date to December 31, 2008 and did not change any of the other terms of the arrangement.

On January 14, 2008, the registrant and Dr. Wigdor amended the consultancy arrangement:

•	to extend the Qualifying Termination Payment Date to December 31, 2010; and

•
to change the minimum annual bonus for any calendar year so that it would be no less than 75% of Dr. Wigdor’s prior year annual bonus and that for any year in which less than a full year is worked the minimum bonus would be pro rated.

Item 9.01                       Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Description

10.1
Summary of Consultancy Arrangement beginning  August 1, 2003, as amended, between Lawrence A Wigdor and Kronos Worldwide, Inc. (incorporated by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004).

	10.2*	Amendment to Consultancy Agreement dated January 14, 2008 between Lawrence A Wigdor and Kronos Worldwide, Inc.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kronos Worldwide, Inc.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: January 18, 2008	A. Andrew R. Louis, Secretary

INDEX TO EXHIBITS

Item No.	Description

10.1
Summary of Consultancy Arrangement beginning  August 1, 2003, as amended, between Lawrence A Wigdor and Kronos Worldwide, Inc. (incorporated by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004).

10.2*	Amendment to Consultancy Agreement dated January 14, 2008 between Lawrence A Wigdor and Kronos Worldwide, Inc.

*	Filed herewith